   EXHIBIT 23(f)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated October 28, 1993, incorporated by reference in the Annual Report on Form 10-K of BNF BANCORP, INC., formerly BANCFIRST Corporation, for the year ended September 30, 1993 and in the report on Form 8-K of Union Planters Corporation dated February 8, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Birmingham, Alabama
September 29, 1994